                                                                   EXHIBIT 10.20


                        ASSET PURCHASE AND SALE AGREEMENT

         AGREEMENT made as of the 16th day of October, 1997, by and between MOSBY, INC., a Missouri corporation, having its principal place of business at 11830 Westline Industrial Drive, St. Louis, MO 63146 (hereinafter referred to as "Mosby"), and A.D.A.M. SOFTWARE, INC., a Georgia corporation, having its principal place of business at 1600 Riveredge Parkway, Atlanta, Georgia 30328 (hereinafter referred to as ("Buyer").

         WHEREAS, Buyer desires to purchase, and Mosby desires to sell, all of Mosby's rights, title and interest in the products as set forth on Schedule A attached hereto and made a part hereof (the "Products").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Sale of Assets.

         1.1 Assets Sold. Mosby hereby sells, assigns and transfers to Buyer, and Buyer hereby purchases and acquires from Mosby the following (all of which are collectively referred to as the "Assets"):

                  (a) all worldwide rights, title and interest of Mosby in and to the Products including, but not limited to the source codes, scripts, HTML versions and all of the text contained in the Products, the literary content thereof, and Mosby's copyright ownership therein;

                  (b) all inventory of the Products owned by Mosby or any subsidiary or division of Mosby, any gold masters related to the Products, any public relations and marketing items, if any, related to the Products, and any artwork, subject to any third party agreements and restrictions, related to the Products, (hereinafter referred to as the "Inventory");

                  (c) all of Mosby's right, title and interest in and to the trademark ILIAD (the "Trademarks"),

                  (d) all of the goodwill of Mosby relating exclusively to the Products.

         1.2 Returns. Buyer shall be solely liable for any amounts that may be payable or credited to customers for any returns of the Products made after the date hereof.




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                                      -2-

         1.3 Assumption of Liabilities. As of the date of this Agreement, Buyer hereby assumes and agrees to discharge the liabilities and obligations of Mosby to the extent relating to the periods after the date of this Agreement as and when the same shall become due under (i) the agreement dated April 30, 1997 and all subsequent amendments, with the University of Utah relating to ILIAD; (ii) the AMI-Japan distribution agreement dated April 17, 1996; and (iii) the licensing agreement dated July 8, 1997 between Orbis Broadcast Group and Mosby. The liabilities assumsed by Buyer pursuant to this Agreement are hereinafter sometimes collectively referred to as the "Assumed Liabilities."

         1.4 Non-Assignability. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any right or interest of Mosby if an attempted assignment thereof, without a consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of Buyer or Mosby thereunder. If such consent is not obtained or if an attempted assignment would be ineffective or would adversely affect any of Mosby's rights thereunder so that Buyer would not in fact receive all such rights, Mosby and Buyer will cooperate with each other in any commercially reasonable arrangement to provide for Buyer the benefits thereof; provided however, that Mosby shall not be required to accept any arrangement which would impose any cost, expense or liability on Mosby.

         1.5 Acknowledgment. Mosby acknowledges that as between Mosby and Buyer, Buyer owns the trademarks to the names Physicians Home Assistant and Pediatricians Home Assistant (the "Buyer's Marks") and that Mosby has no rights, titles or interests in the Buyer's Marks.

2. Delivery of Instruments and Payment.

         Simultaneously with the execution and delivery by Mosby of this Agreement to Buyer:

                  (a) Mosby shall execute and deliver to Buyer a Bill of Sale, and Assignment of Copyrights, and an Assignment of Trademarks in form and substance reasonably satisfactory to Buyer; and

                  (b) Buyer shall make the payment required by Section 3.2.

3. Purchase Price.

         3.1 Purchase Price. The purchase price for the Assets shall be FIFTY THOUSAND DOLLARS ($50,000) (the "Purchase Price") and the assumption of the Assumed Liabilities (collectively, the "Total Purchase Price").

         3.2 Terms of Payment. Upon execution of this Agreement by the parties, Buyer shall pay Mosby the Cash Purchase Price, as defined below, and Buyer expressly agrees to assume and agrees to discharge the Assumed Liabilities.

4. Additional Covenants and Agreements of the Parties.

         4.1 Use of Mosby's Name and Logo. Mosby grants Buyer the right to leave Mosby's name and logo on the existing Inventory being purchased from Mosby hereunder in the form it appears on the date hereof. However, Buyer agrees to remove Mosby's name and logo from all future printings of the Products.

         4.2 Delivery of Inventory. Mosby shall promptly ship the Inventory located in the United States to Buyer's warehouse in Georgia. The Inventory is being sold F.O.B. Mosby's warehouse in Linn, Missouri.

         4.3 Current and New Orders. As soon as practicable after the execution of this Agreement, Mosby shall provide Buyer with a list of any orders of the Products that have not been shipped for fulfillment by the Buyer (the "Unfulfilled Orders"). Buyer shall notify Mosby within five (5) business days from the date of receipt of the Unfulfilled Orders of any orders that it is unwilling to fill along with the reason for its refusal to fulfill such orders. Buyer covenants to review each order in good faith and will only reject an Unfulfilled Order if the material terms are unreasonable. For a period of sixty
(60) days after the execution date of this Agreement, any orders that Mosby may receive for any of the Products shall be promptly forwarded to Buyer to the attention of: President and Chief Executive Officer.

         4.4 Licensing Fees. In consideration for the Buyer's agreement to assume the duties and obligations contained in the Orbis Broadcast Group agreement, which expires June 30, 1998, Buyer may deduct from the Purchase Price Ten Thousand Dollars ($10,000) for a cash amount due to Mosby of Forty Thousand Dollars ($40,000) (the "Cash Purchase Price"). The Ten Thousand Dollar
($10,000) reduction of the Purchase Price represents a portion of the prepaid licensing fee Mosby received from the Orbis Broadcast Group.




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                                      -4-

         4.5 AMI Claims. Mosby grants Buyer any and all rights it currently has or may have against AMI and NFT under the Agreement dated December 30, 1996 pursuant to which Buyer acquired the Products from AMI and NFT. Mosby agrees to assist Buyer at Buyer's expense in pursuing any claim against AMI and NFT and Buyer agrees to indemnify Mosby for any liability out of the claim against AMI and NFT.

         4.6 Consulting. Mosby agrees that for a period of two (2) weeks after execution of this Agreement, it will, where possible, make the appropriate personnel available on a timely basis to the Buyer for any reasonable requests as necessary to understand, maintain and support the Products. Buyer shall be responsible for costs and expenses, if any, that may be associated with such consulting services.

5. Representations and Warranties of Mosby.

         Buyer hereby expressly acknowledges that the Assets are being sold, transferred and assigned by Mosby to Buyer, and that Buyer is accepting the purchase, transfer and assignment of the Assets, and each of them, from Mosby AS-IS AND WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATIONS AND WARRANTIES OF ANY NATURE WHATSOEVER, INCLUDING WITHOUT ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         Buyer further acknowledges that it is aware that Mosby is currently engaged in litigation with respect to the HOUSECALL trademark and Mosby's right to the use and registration of such trademarks, and that as of the date hereof, Mosby will cease to prosecute all such litigation. It is expressly understood that Buyer assumes no liability with respect to the HOUSECALL trademark litigation, except that Buyer shall be responsible for any future use of such trademark.

         Mosby represents and warrants to Buyer that Mosby is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has the full corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary corporate action of Buyer, and this Agreement constitutes the valid and binding obligations of the Buyer, enforceable in accordance with its terms.

         Mosby states that to its knowledge, without performing any due diligence, the only agreements that affect the right of ownership and use of the Products are: (i) a licensing agreement to Medical Housecall and Pediatric Housecall by and between Buyer and Mosby; (ii) a licensing agreement dated April 30, 1987 and all subsequent amendments with the University of Utah; (iii) a distribution agreement by and between




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                                       -5-

AMI-Japan relating to the distribution of Housecall in Japan; (iv) a licensing agreement dated July 8, 1997 between Orbis Broadcast Group and Mosby; and (v) such customary permission agreements with third party rights holders and other third party agreements entered into in the normal course of its business, a sample of which is attached hereto as Schedule B.

         Mosby represents and warrants to Buyer that, except for the litigation relating to the HOUSECALL trademark and Mosby's right to the use and registration of such trademarks, to its knowledge, no litigation exists regarding the Products.

6. Representations and Warranties of Buyer.

         Buyer represents and warrants to Mosby that Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the full corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary corporate action of Buyer, and this Agreement constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its terms.

7. Indemnification.

         (a) Buyer shall defend, indemnify and hold harmless Mosby, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, suits, actions, damages, and expenses including, without limitation, reasonable attorneys fees and expenses (including without limitation, reasonable attorneys' fees and expenses incurred by Mosby in connection with any action, suit or proceeding between Mosby and Buyer for other than a breach by Mosby of this Agreement) arising out of or relating to (i) the sale, transfer and assignment of the Assets, or any of them, to Buyer by Mosby;
(ii) the production, reproduction, sale and distribution of the Products, or any of them, or an, material comprising the Products by Buyer; (iii) any breach of this Agreement by Buyer; and (iv) any use by Buyer of the Trademark listed on Schedule A.

         (b) Notwithstanding this Agreement, Buyer is not responsible for any of the liabilities related to the agreement between Springer-Verlag New York, Inc. and Applied Medical Informatics dated September 9, 1996 ("Springer-Verlag Agreement") and shall not be required to defend, indemnify or hold Mosby harmless from any action, suit or proceeding arising out of or relating to the Springer-Verlag Agreement.

8. Covenant Not To Sue.

         Buyer further agrees never to sue Mosby, its parent, or any of its affiliated companies or any of their respective employees, officers, or directors, or participate in any lawsuit or otherwise file or pursue any claim or initiate any proceeding of any sort on the basis of any claim of any type whatsoever in any way, directly or indirectly, arising out of or related to this Agreement, any of the instruments delivered by Mosby to Buyer in connection with this Agreement, any of the transactions contemplated by this Agreement, the Assets, the Trademarks, or the production, reproduction, sale or distribution of the Products, provided however, that the foregoing covenant shall not apply in the event that (i) Mosby infringes any copyright, patent or other intellectual property rights applicable to the Products, (ii) Mosby fails to discharge any liability retained by it pursuant to Section 1.3 of this Agreement, or (iii) Mosby lacks the full corporate power and authority to enter into and perform its obligations under this Agreement.

9. Survival.

         The representations and warranties, indemnification and covenant not to sue set forth in sections 6, 7, 8 and 9 of this Agreement shall survive this Agreement.

10. General.

         10.1 Notices. All notices and other communications to be given by either party to this Agreement to the other party hereto shall be in writing, and shall be given by personal delivery or by depositing such notice in the United States mail, postage prepaid, certified mail, return receipt requested, addressed as follows:

  If to Mosby:             Mosby, Inc.
                           11830 Westline Industrial Drive
                           St. Louis, MO 63146
                           Att: President

  With a copy to:          James Imbriaco, Associate General Counsel
                           The Times Mirror Company
                           2 Park Avenue
                           New York, NY 10016

  If to Buyer:             A.D.A.M. Software, Inc.
                           16 Riveredge Parkway
                           Suite 800
                           Atlanta, GA 30328
                           Att: President




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                                       -7-

Any party to whom notices are to be sent pursuant to this Agreement may, from time to time, change its address for future communications hereunder by giving notice in the manner described herein to the other party hereto. Notices shall be deemed given on the date delivered.

         10.2 Entire Agreement. This Agreement, the Schedules, and the instruments delivered by Mosby to Buyer referred to in Section 2(a), constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the transactions contemplated hereunder.

         10.3 Expenses. The parties hereto shall pay the fees and expenses of their respective consultants, counsel, accountants and other experts, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

         10.4 Amendment and Waiver. The terms of this Agreement may not be amended, modified or eliminated, and the observance or performance of any term, covenant, condition or provision herein may not be waived except by the written consent of the party charged with such amendment, modification or waiver. The waiver by any party hereto of a breach of any term or provisions of this Agreement shall not be construed as a waiver of any subsequent breach.

         10.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that neither party shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, except that Mosby shall have the right to assign this Agreement and its rights hereunder to a subsidiary or affiliate company of Mosby provided that Mosby shall remain liable for all of its obligations hereunder. Nothing contained in this Agreement, express or implied, is intended to or shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.6 Severability. If any provision of this Agreement is contrary to, prohibited by or deemed invalid under applicable laws or regulations, such provisions shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible. If any provision of this Agreement is contrary to, prohibited by or deemed invalid under the laws and regulations of one jurisdiction, said provision is not thereby rendered invalid in any other jurisdiction.




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                                       -8-

         10.7 Counterparts. This Agreement may be executed in two or more counterparts, or any number of duplicate originals, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.8 Headings. Section and paragraph headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

         10.9 Governing Law. This Agreement shall be governed by, construed and interpreted according to the laws of the State of Missouri.





             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]




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                                      -9-

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.





A.D.A.M. SOFTWARE, INC.                  MOSBY, INC.

By: /s/ Robert S. Crames, Jr.            By:/s/ James Imbriaco
   ---------------------------              ------------------------------
   Name: Robert S. Crames, Jr.              Name: James Imbriaco


   Title: Chairman & CEO                    Title: Vice President & General
                                                   Counsel

                                   SCHEDULE A
                      TO ASSET PURCHASE AND SALE AGREEMENT

All versions of:

         ILIAD

         HOUSECALL

         PEDIATRIC HOUSECALL

         MEDICAL HOUSECALL

                                  BILL OF SALE

         KNOW ALL MEN BY THESE PRESENTS that MOSBY, INC., a Missouri corporation (the "Seller") in consideration of the purchase price of Fifty Thousand Dollars ($50,000) hereby sells, assigns and transfers to A.D.A.M. SOFTWARE, INC., a Georgia corporation (the "Buyer") all of its right, title and interest in and to the Assets, as more particularly defined in that certain Asset Purchase and Sale Agreement of even date between Seller and Buyer (the "Agreement").

         TO HAVE AND TO HOLD THE SAME unto the Buyer and its successors and assigns forever from the date hereof, upon and subject to the following terms and conditions:

         1. Buyer acknowledges its obligation for the payment of all taxes arising out of this transaction and agrees to indemnify and hold Seller harmless from any claim, demand or cause of action by any state or other governmental entity for same.

         2. THIS SALE OF THE ASSETS IS MADE AS IS AND WITH ALL FAULTS. FURTHERMORE, BUYER ACKNOWLEDGES THAT THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED (INCLUDING NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), MADE BY SELLER ACCOMPANYING THIS TRANSACTION.

         3. Buyer assumes and discharges all liabilities and obligations relating to the Assumed Liabilities as set forth in the Agreement as and when the same shall become due.

         IN WITNESS WHEREOF, the Seller has executed this Bill of Sale this 16th day of October, 1997.

                                             Seller:/s/ James Imbriaco
                                                    -------------------------
Agreed to and Accented by:

Buyer:/s/ Robert S. Crames, Jr.
      ----------------------------

                            ASSIGNMENT OF TRADEMARKS

         KNOW ALL BY THESE PRESENTS that MOSBY, INC., a Missouri corporation, hereinafter "Assignor"), in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns and transfers to A.D.A.M. SOFTWARE, INC., a Georgia corporation, (hereinafter "Assignee"), its successors and assigns, all of Assignor's right, title and interest in and to all trademarks, trademark registrations, trademark applications and trademark interests of every kind and nature, and any and all renewals and extensions thereof that may be secured under all laws now or hereafter in force, together with the business and the goodwill of the business symbolized by such trademarks, and any and all causes of action heretofore accrued in the Assignor's favor for infringement of such trademarks, trademark registrations and trademark interests, which are owned, possessed and controlled by Assignor, including, without limitation, the trademarks listed on Schedule A attached hereto and made a part hereof, throughout the United States, its territories and possessions, and in all such other countries, if any, throughout the world wherein Assignor owns, possesses or controls the rights herein being transferred to Assignee, to the full extent of such rights.

         IN WITNESS WHEREOF, the Assignor has caused this Assignment of Trademarks to be signed in its cooperate name by its duly authorized officers and its corporate seal to be hereunto affixed this 16th day of October, 1997.


                                    MOSBY, INC.



                                    By:/s/ James Imbriaco
                                       ----------------------------
                                       Name:
                                       Title: Vice President

STATE OF NEW YORK
                  ss.:
COUNTY OF NEW YORK

         On the 16th day of October, 1997, before me personally appeared James Imbriaco, to me known, who being duly sworn, did depose and say that he resides at New Jersey, that he is the Vice President of Mosby, Inc., the corporation described herein and which executed the above Assignment of Trademarks; and that he signed his name thereto with full and unrestricted authority to do so.


                                           /s/ Phyllis Bressler
                                           ---------------------
                                               Notary Public



                                                   PHYLLIS BRESSLER
                                           NOTARY PUBLIC, STATE OF NEW YORK
                                                    NO. 31-4711089
                                             QUALIFIED IN NEW YORK COUNTY
                                             TERM EXPIRED DECEMBER 31, 1998

                                   SCHEDULE A

Trademark Registration:


         ILIAD

                            ASSIGNMENT OF COPYRIGHTS

         KNOW ALL BY THESE PRESENTS that MOSBY, INC., a Missouri corporation (hereinafter "Assignor"), in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns and transfers to A.D.A.M. SOFTWARE, INC., a Georgia corporation (hereinafter "Assignee"), its successors and assigns, all of Assignor's right, title and interest in and to all copyrights, copyright registrations and copyright interests of every kind and nature, and any and all renewals and extensions thereof that may be secured under all laws now or hereafter in force, and any and all causes of action heretofore accrued in the Assignor's favor for infringement of such copyrights, copyright registrations and copyright interests, which are owned, possessed and controlled by Assignor, including, without limitation, the copyrights listed on Schedule A attached hereto and made a part hereof, throughout the United States, its territories and possessions, and in all such other countries, if any, throughout the world wherein Assignor owns, possesses or controls the rights herein being transferred to Assignee, to the full extent of such rights.

         IN WITNESS WHEREOF, the Assignor has caused this Assignment of Copyrights to be signed in its corporate name by its duly authorized officers and its corporate seal to be hereunto affixed this 16th day of October, 1997.


                                    MOSBY, INC.

                                    By: /s/ James Imbriaco
                                       ---------------------------------
                                       Name:
                                       Title: Vice President
STATE OF NEW YORK
                   ss.:
COUNTY OF NEW YORK

         On the 16th day of October, 1997, before me personally appeared James Imbriaco to me known, who being duly sworn, did depose and say that he resides at New Jersey, that he is the Vice President of Mosby, Inc., the corporation described herein and which executed the above Assignment of Copyrights; and that he signed his name thereto with full and unrestricted authority to do so.


                                           /s/ Phyllis Bressler
                                           ---------------------
                                               Notary Public



                                                   PHYLLIS BRESSLER
                                           NOTARY PUBLIC, STATE OF NEW YORK
                                                    NO. 31-4711089
                                             QUALIFIED IN NEW YORK COUNTY
                                             TERM EXPIRED DECEMBER 31, 1998

                                   SCHEDULE A

Copyright Registration:


           ILIAD

Copyright Applications:

           ILIAD Version 4.5

           MEDICAL HOUSECALL version 1.0

           MEDICAL HOUSECALL version 1.1

           MEDICAL HOUSECALL version 1.5

           PEDIATRIC HOUSECALL version 1.0